Exhibit 99.1

Independent Auditors’ Report

The Board of Directors

Orica Limited:

We have audited the accompanying combined balance sheet of Orica Adhesives and Resins Business (a division of Orica Limited) as of September 30, 2006, and the related combined statements of operations and changes in owner’s net investment and comprehensive income for the year then ended. These combined financial statements are the responsibility of Orica Limited’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Orica Adhesives and Resins Business (a division of Orica Limited) as of September 30, 2006, and the results of its operations for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 15, Orica Limited, ultimate parent of the Orica Adhesives and Resins Business (a division of Orica Limited) (“the Division”), entered into an agreement to sell the Division subject to regulatory approval, which was subsequently granted in December 2006. The combined financial statements of the Division do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.

KPMG

Melbourne, Australia

31 January 2007

Orica Adhesives and Resins Business

(a division of Orica Limited)

COMBINED STATEMENT OF OPERATIONS

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Net sales	$113,979
Cost of goods sold	92,145

Gross margin	21,834
Distribution expense	7,328
Marketing expense	2,641
General and administration expense	2,803
Research and development expense	646

Total operating expense	13,418

Income from operations	8,416
Royalty income	522

Income before income taxes	8,938
Income tax expense	3,019

Net income	$5,919

The combined statement of operations above includes the following amounts in relation to transactions with related parties (refer to note 3 for related party information):

Net sales	$631
Cost of goods sold	22,665
General and administration expense	2,138

The accompanying notes are an integral part of these combined financial statements.

Orica Adhesives and Resins Business

(a division of Orica Limited)

COMBINED BALANCE SHEET

(amounts in thousands of Australian dollars unless otherwise stated)

As at September 30, 2006

ASSETS
Current Assets:
Accounts receivable, net of allowance for doubtful accounts of $7	$14,119
Accounts receivable from related parties	432
Inventories	9,165
Other debtors	955
Deferred income taxes	297

Total current assets	24,968

Property, plant and equipment, net	26,707
Intangible assets, net	1,060
Deferred income taxes	847

Total assets	$53,582

LIABILITIES AND OWNER’S NET INVESTMENT
Current Liabilities:
Accounts payable	$16,821
Other creditors	762
Accounts payable to related parties	290
Other current provisions	817

Total current liabilities	18,690

Non-current provisions	378
Deferred income taxes	105

Total liabilities	19,173

Owner’s net investment	34,409

Commitments and contingencies (Note 14)
Total liabilities and owner’s net investment	$53,582

The accompanying notes are an integral part of these combined financial statements.

Orica Adhesives and Resins Business

(a division of Orica Limited)

COMBINED STATEMENT OF CHANGES IN OWNER’S NET INVESTMENT AND

COMPREHENSIVE INCOME

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Owner’s Net Investment and Comprehensive Income

Balance, October 1, 2005:
Owner’s net investment	$26,989
Cumulative foreign currency translation	1,249

28,238

Changes in Owner’s Net Investment and Comprehensive Income:
Net income	5,919
Foreign currency translation adjustments	(1,291)

Total Comprehensive Income	4,628
Change in Owner’s net investment (note 13)	1,444
Change in Owner’s net investment from share-based compensation	99

6,171

Balance, September 30, 2006:
Owner’s net investment	34,451
Cumulative foreign currency translation	(42)

$34,409

The accompanying notes are an integral part of these combined financial statements.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 1—Orica Adhesives and Resins Business, its Operations and Basis of Presentation

Orica Adhesives and Resins Business (“A&R”) is wholly owned indirectly by Orica Limited (“Orica”). A&R produces resins used in wood panel, timber, foundry and glass fiber insulation industries in Australia and New Zealand. Its resin technologies include thermoset resins produced from urea, melamine, phenol and formaldehyde. Certain A&R product formulations are used by third parties on a royalty basis.

In August, 2006, Orica announced its intention to divest A&R and that it had received an offer from Hexion Specialty Chemicals, Inc. (“Hexion”) for the purchase of the net assets of A&R (refer to note 15). These Combined Financial Statements have been prepared in anticipation of Hexion’s requirement to file certain information regarding the acquisition with the Securities and Exchange Commission of the United States of America (“SEC”).

These Combined Financial Statements of A&R, prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as of and for the period presented include all assets, liabilities, revenues and expenses that are directly attributable to A&R as operated within Orica. Additionally, these Combined Financial Statements include charges for various expenses, including corporate administrative expenses, corporate overheads, liabilities for certain compensation plans, income taxes, derivative financial instruments and foreign currency contracts. These charges are discussed in footnotes 3, 7, 8, 9 and 11, for corporate expenses, pension expenses, income taxes, derivative financial instruments and share-based compensation, respectively. Orica management (“Management”) considers that such charges have been made on a reasonable basis, but are not necessarily indicative of the costs that would have been incurred if A&R were a stand-alone entity.

Orica uses a centralized approach to manage cash and to finance many of its global operations. The centralized cash management system utilized by Orica results in all cash receipts and cash payments being processed, managed and received/paid by Orica on A&R’s behalf. Such amounts are then reflected net as a component of Owner’s net investment and applied by A&R to the corresponding receivable or payable accounts. Accordingly, as there are no physical flows of cash between A&R and Orica or any of its affiliates, a cash flow statement has not been prepared as part of these Combined Financial Statements. Supplemental information on changes in Owner’s net investment has been included in note 13.

The Combined Statement of Operations also does not include an allocation of Orica’s interest expense. A&R’s financing requirements are represented by intercompany transactions with Orica and are reflected in Owner’s net investment on the Combined Balance Sheet. Owner’s net investment of A&R represents Orica’s residual claim on the A&R business and includes allocations from Orica, settlement of non-trading intercompany transactions with Orica, and A&R’s cumulative operating results, including other comprehensive income.

A&R has from inception operated as an integrated part of Orica and within the Orica infrastructure. The Combined Financial Statements included herein may not necessarily be indicative of A&R’s financial position, results of operations, or cash flows had A&R operated as a separate entity during the period presented or for future periods.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 2—Significant Accounting Policies

A summary of the significant accounting policies used in the preparation of the accompanying Combined Financial Statements is presented below.

Principles of combination

The Combined Financial Statements include the combined financial information of the A&R businesses included in Orica’s wholly owned subsidiaries, Orica Australia Pty Ltd and Orica New Zealand Pty Ltd. All significant intercompany balances and transactions with combined businesses have been eliminated. However, intercompany trading balances with Orica’s non-A&R businesses and subsidiaries have not been eliminated, but are presented as balances and transactions with related parties.

Use of estimates

The preparation of these Combined Financial Statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Combined Financial Statements, and the reported amount of revenues and expenses during the reporting periods. Some of the more significant estimates include allowance for doubtful accounts, inventory valuation allowances, depreciable lives of long-lived assets, recoverability of long-lived assets, deferred tax assets and liabilities and related valuation allowance and environmental liabilities. On an ongoing basis, management reviews its estimates based upon available information. Actual results could differ from those estimates.

Foreign currency

The functional currency has been determined to be the local currency of the A&R operations. Assets and liabilities of foreign operations are translated into Australian dollars at exchange rates on the balance sheet date. Revenues and expenses are translated into Australian dollars at the weighted average exchange rates in effect during the period, which approximates the exchange rate at transaction dates. The effects of these translation adjustments are reported within comprehensive income, a component of Owner’s net investment.

Exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved, as well as the fair value adjustment of forward exchange contracts, are included in costs of goods sold in the Combined Statement of Operations. A&R incurred realized and unrealized net foreign transaction losses aggregating $212 for the fiscal year ended September 30, 2006.

Comprehensive income

In addition to net income, other comprehensive income includes charges or credits to equity that are not the result of transactions with the owner. Other comprehensive income relates to foreign currency translation adjustments from those operations with a functional currency other than the Australian dollar. Components of other comprehensive income are included within the combined statement of changes in Owner’s net investment and comprehensive income.

Owner’s net investment

Owner’s net investment represents Orica’s historical equity (balance of assets and liabilities) in A&R’s businesses and includes A&R’s cumulative net results, accumulated translation adjustments on net assets in New Zealand, charges from Orica and settlement of intercompany transactions, including income tax payable, with Orica.

Accounts receivable

Collectibility of accounts receivable is regularly reviewed and is assessed based upon Management’s knowledge of customers and compliance with credit terms. The allowance for doubtful accounts is adjusted based on such evaluation, with a corresponding expense included in operating expenses. The allowance for doubtful accounts

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 2—Significant Accounting Policies (continued)

Accounts receivable (continued)

is Management’s best estimate of the amount of probable credit losses in A&R’s existing accounts receivable balance. A&R determines the allowance based on historical write-off experience. Account balances are written-off against the allowance after reasonable means of collection have been exhausted and the potential for recovery is considered remote. Based on Management’s assessment, A&R did not incur any bad debt expense for the year ended September 30, 2006.

Inventories

Inventories are carried at the lower of cost or market value. Cost is determined using the first in, first out method. In addition to direct material and direct labor costs, certain overhead and production expenses are included in the cost of inventory.

Property, plant and equipment

Property, plant and equipment are stated at historical cost net of any impairment recognized, and less accumulated depreciation. Additions and improvements that extend the useful life of an asset are capitalized; maintenance and repairs are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are removed from the Combined Balance Sheet and the resulting gain or loss is reflected in the Combined Statement of Operations. The cost of property, plant and equipment is depreciated using the straight-line method over the following estimated useful lives of the respective assets:

Category	Depreciation Period
Buildings	25 to 40 years
Machinery and Equipment	3 to 30 years

There was no interest capitalized for the fiscal year ended September 30, 2006.

Intangible assets

Intangible assets which consist of purchased intellectual property associated with product formulations, are amortised over their respective estimated useful lives of 10 years.

Leases

A&R does not have any capital leases which meet the specific criteria noted in Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases” (“SFAS No. 13”). All leases are accounted for as operating leases. Operating lease payments are recognized as an expense on a straight-line basis over the lease term.

Impairment of long-lived assets

In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), A&R reviews for impairment whenever events or changes in circumstances indicate that the carrying amount of long-lived assets, including property, plant, and equipment and finite-lived intangible assets, may not be recoverable. Recoverability of assets to be held and used is measured by the comparison of the carrying amount of the assets to the undiscounted future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Estimated fair value is generally based on either an appraised value or measured by discounted estimated future cash flows. If it is determined that an impairment loss has occurred, the loss is recognized in the Combined Statement of Operations.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 2—Significant Accounting Policies (continued)

Asset Retirement Obligations

Asset retirement obligations are accounted for in accordance with SFAS No. 143 “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). A&R recognizes an asset retirement obligation when there is a legal obligation associated with the retirement of a tangible long-lived asset that results from an acquisition, construction, or development and (or) the normal operation of a long-lived asset. There are no material asset retirement obligations and accordingly no asset retirement obligations were recognised as at September 30, 2006.

Income taxes

During the period presented, the A&R businesses did not file separate tax returns as the A&R businesses were included in the tax grouping of other Orica entities within the respective entity’s tax jurisdiction. The income tax provision in these Combined Financial Statements is calculated using a method consistent with a separate return basis, as if A&R was a separate taxpayer. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Income tax payable is settled by Orica and is therefore included in Owners’ net investment.

Goods and services tax

Revenues, expenses, assets and liabilities other than receivables and payables, are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the relevant taxation authorities. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of an item of expense. The net amount of GST recoverable from, or payable to, the relevant taxation authorities is included as a current asset or liability in the Combined Balance Sheet.

Revenue recognition

A&R recognizes revenues from sales of products when there is evidence of a sales agreement, the delivery of goods has occurred, title and risk have been transferred, the sales price is fixed or determinable, and collectibility is reasonably assured.

Estimates for returns, incentive rebates and other allowances, amounting to $549, were recorded as a reduction of revenues in the period the related revenues are recorded. These estimates are based upon historical experience and information currently available to management with respect to business and economic trends. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Royalty income, arising from the use of A&R’s product formulations by third parties and calculated with reference to volumes produced, is recognized as it accrues.

Incentive programs

Customer incentives are accrued based upon quarterly volume refund obligations A&R records such discounts as a reduction of sales.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 2—Significant Accounting Policies (continued)

Shipping and Handling

Freight billed to customers is recorded in net sales. Shipping and handling costs, amounting to $6,609, were expensed as incurred and are included in distribution costs. Shipping costs are incurred to move products from production and storage facilities to the customers. Handling costs are incurred from the point the product is removed from inventory until it is provided to the shipper and generally include costs to store, move and prepare the products for shipment.

Advertising

Advertising costs include advertising, promotion, and trade fair costs, and are expensed as incurred. Advertising costs were $12 for the fiscal year ended September 30, 2006 and are included in marketing expenses in the accompanying Combined Statement of Operations.

Research and development

Research and development costs are expensed as incurred. Research and development costs relate primarily to internal costs for salaries, direct overhead, and outside vendor fees.

Pension plans

Substantially all A&R employees participate in defined benefit pension plans and defined contribution plans, as administrated and sponsored by Orica. A&R accounts for its defined benefit pension plans in accordance with SFAS No. 87, “Employers’ Accounting for Pensions” (“SFAS No. 87”) and SFAS No. 106, “Employers’ Accounting for Post-retirement Benefits Other Than Pensions” (“SFAS No. 106”), respectively. Contributions made to defined contribution plans are expensed as incurred. Employees of A&R participate in Orica’s defined benefit pension plans and the plans’ assets and liabilities are included with those related to other Orica businesses. A&R’s share of these plans is reflected in these Combined Financial Statements.

Derivative financial instruments

Orica uses forward foreign currency contracts in order to manage its exposures to movements in foreign exchange rates. These Combined Financial Statements include the contracts in relation to A&R as if the contracts had been entered into by Orica on behalf of A&R to manage exposures in relation to A&R. SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended by SFAS No. 137 and SFAS No. 138 (“SFAS No. 133”), requires A&R to recognize all derivatives on the balance sheet at fair value. Derivatives that do not qualify for hedge accounting must be adjusted to fair value through earnings. During the year ended September 30, 2006 A&R did not designate any derivatives as hedges.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 2—Significant Accounting Policies (continued)

Concentration of credit risk

Financial instruments that potentially subject A&R to concentrations of credit risk are primarily accounts receivable and foreign exchange contracts. Three customers accounted for approximately 29%, 10% and 10% respectively of net sales for the fiscal period ended September 30, 2006. These three customers combined, represented approximately 44% of the accounts receivable balance as of September 30, 2006. No other customers represented 10% or more of total net sales for the period presented. A&R expects that a significant portion of its future revenues will continue to be generated by these customers and any substantial reduction in orders by one of these customers could have a material adverse affect on A&R’s operating results.

Other than the amounts due from these three customers, concentrations of credit risk with respect to accounts receivable are limited due to the large number of remaining customers comprising A&R’s customer base and their dispersion across different industries and geographies. The allowance for doubtful accounts remained unchanged during the year.

Environmental liabilities

A&R is subject to laws and regulations in the various countries in which it operates. Management on a periodic basis throughout the year, evaluates the liability for future environmental remediation costs. A&R accrues for environmental remediation costs, which represent management’s best estimate of probable and reasonable estimatable costs relating to environmental remediation. Estimates of the amount and timing of future costs of environmental remediation requirements are necessarily imprecise because of the continuing evolution of environmental laws and regulatory requirements. Based upon the information presently available management are not aware of any future costs which should be accrued.

Fair value disclosures

The carrying value of receivables, other debtors, prepaid expenses, and current liabilities approximates fair value because of the short maturity of these instruments.

Share-based compensation

Employees of A&R participate in share-based compensation arrangements provided by Orica to employees of Orica’s subsidiaries and divisions. A&R applies the fair value based method of accounting for share based payments described in SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), as amended. A&R applied the fair value method effective for the year ended September 30, 2005. A&R applied the retrospective restatement method of adoption. A&R’s share-based compensation plans are described in Note 11 to the Combined Financial Statements. SFAS No. 123 provides a fair value based method for recognizing stock-based compensation in which compensation expense is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value of stock options is estimated on the grant date, using option-pricing models. The assumptions underlying the option-pricing model are disclosed in Note 11. Total stock-based compensation expense was $99 in 2006.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 2—Significant Accounting Policies (continued)

Recent accounting pronouncements

Management is currently evaluating the impact the following accounting pronouncements will have upon adoption. Other recent accounting pronouncements are not expected to impact A&R.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” Under this new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other post-retirement benefit plans on their balance sheets. The change in the funded status is to be recognized through comprehensive income the year in which the change occurs. In addition, companies are required to obtain the measurement of defined benefit plan assets and obligations as of the date of its fiscal year-end statement of financial position. This standard is effective for fiscal periods ending after December 15, 2006. Management does not expect the application of this accounting pronouncement to have a material impact on A&R’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” SFAS No. 157 provides a common definition for fair value under generally accepted accounting principles, establishes a framework for measuring fair value and expands disclosure requirements for fair value measurements. This standard is effective for fiscal periods beginning after 15 November 2007. Management does not expect the application of this accounting pronouncement to have a material impact on A&R’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” This Interpretation provides a threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal periods beginning after December 15, 2006. Management does not expect the application of this accounting pronouncement to have a material impact on A&R’s financial position or results of operations.

In May 2006, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2006.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29” (“SFAS 153”), which clarifies that all non-monetary transactions with commercial substance shall be recorded at fair value. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2006. Management does not expect the application of this accounting pronouncement to have a material impact on A&R’s financial position or results of operations.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Recent accounting pronouncements (continued)

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”). SFAS No. 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The revised statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting. SFAS No. 123R requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation to employees in the Combined Statement of Operations. SFAS No. 123R also requires entities to disclose information about the nature of the share-based payment transactions granted, and the effects of those transactions on the financial statements. SFAS No. 123R is effective for A&R for periods commencing on or after October 1, 2006. Management does not expect the application of this accounting pronouncement to have a material impact on A&R’s financial position or results of operations.

Note 3—Related Parties

These Combined Financial Statements include transactions with affiliated companies. A&R entered into transactions with Orica and its subsidiaries for the sale of inventory as well as corporate services provided by Orica for the period presented.

Sales to Orica subsidiaries amounted to $631 for the fiscal year ended September 30, 2006, and are reported in net sales in the Combined Statement of Operations. Purchases from Orica subsidiaries amounted to $22,087 for the fiscal year ended September 30, 2006, and relate to purchases of goods and services and are reported in cost of goods sold and general and administration expense in the Combined Statement of Operations.

At September 30, 2006 A&R had trade receivables from Orica subsidiaries of $432. These amounts are reflected in accounts receivable from related parties in the Combined Balance Sheet. At September 30, 2006 A&R had trade payables to Orica and its subsidiaries of $290. These amounts are reflected in accounts payable to related parties in the Combined Balance Sheet. The Combined Statement of Operations does not include an allocation of interest expense/income as interest is not charged on intercompany balances between Orica subsidiaries and A&R businesses.

General and administration expenses include charges for corporate and regional costs from Orica of $2,138 for the fiscal year ended September 30, 2006. Corporate expenses include accounting, finance, human resources, legal, and certain other administrative services. Management considers that such charges, based on actual costs incurred by Orica, have been made on a reasonable basis, but may not necessarily be indicative of the costs A&R would have incurred had A&R operated as a separate entity during the period presented.

Orica Limited owns the site on which the A&R Australia business operates. The site is shared with other Orica Limited and third party manufacturing operations. A&R is charged for site services based on an allocation of shared site costs. A&R was charged $578 for the fiscal year ended September 30, 2006.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 3—Related Parties (continued)

Orica uses a centralized approach to cash management and financing its operations. During the period covered by these Combined Financial Statements, cash receipts were remitted to Orica on a regular basis and are reflected within Owner’s net investment on the Combined Balance Sheet. Similarly, A&R’s required disbursements were funded through Orica’s cash accounts. As a result, none of Orica’s cash, cash equivalents or liabilities pertaining to book overdrafts has been allocated to A&R in the Combined Financial Statements. There is no separate debt specific to A&R, therefore no interest is charged by Orica on intercompany accounts. No allocation of Orica’s general corporate debt has been made in the accompanying Combined Balance Sheet as all transactions with Orica are settled via Owner’s net investment.

Note 4—Inventory

The following is a summary of A&R’s inventory at September 30, 2006:

Raw materials and supplies	$5,314
Work-in-process	178
Finished goods	3,673

Total inventory	$9,165

Note 5—Property, plant and equipment

The following is a summary of A&R’s property, plant and equipment and accumulated depreciation at September 30, 2006:

Land	$933
Buildings	9,038
Machinery and equipment	84,351
Capital work in progress	4,327

Subtotal	98,649
Less: Accumulated depreciation on buildings	(5,085)
Less: Accumulated depreciation on machinery and equipment	(66,857)

Total property, plant and equipment, net	$26,707

Depreciation expense for property, plant and equipment for the year ended September 30, 2006 was $2,373 and is reported in cost of goods sold, marketing expenses, general and administration expenses and research and development expenses in the Combined Statement of Operations.

No impairment losses were recognized for property, plant and equipment during the year ended September 30, 2006.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 6—Intangibles

Intangible assets consist of intellectual property associated with product formulations:

Gross carrying value of intellectual property	$1,406
Accumulated amortization	(346)

Total intellectual property, net	$1,060

Amortisation expense for the year ended September 30, 2006 was $156. No impairment losses were recognised for the year ended September 30, 2006. Expected annual amortization expense for each of the following five years is $156.

Note 7—Pension plans

As discussed in Note 1, these Combined Financial Statements include assets, liabilities, revenues and expenses that pertain directly to the A&R businesses. Pension disclosures below reflect the projected benefit obligation, as calculated by independent actuaries, attributable to A&R employees that participate in Orica’s defined benefit plans. Plan assets at fair value reported below include an allocation of assets held in Orica’s pension plans at 30 September 2006, equal to A&R’s projected benefit obligation. The allocation of plan assets is consistent with terms in the agreement to sell A&R (see Note 15) that provide for Orica to transfer an amount of assets equal to the acquired employees’ benefits to a new fund in conjunction with the proposed sale. Management considers the allocation has been made on a reasonable basis. Actuarial gains and losses are recognized immediately in the period they arise.

Substantially all employees of A&R are participants in various retirement plans sponsored by Orica. Benefits for defined benefit retirement plans are based primarily on years of service and employees’ compensation. A&R’s pension plans are operational in Australia and New Zealand.

As discussed in Note 2, these Combined Financial Statements reflect the costs for the year ending September 30, 2006 in accordance with SFAS No. 87. Orica does not separately report A&R’s pension plans. Therefore, liabilities and expense items attributable to A&R’s employees were determined using methodology consistent with those stated in SFAS No. 87. The measurement date for the pension benefit measures for the pension plan is September 30, 2006.

Orica sponsored plans for the benefit of A&R employees

•

The principal benefits are pensions or lump sum payments for members on resignation, retirement, disability or death. The benefits are provided on either a defined benefit basis or a defined contribution basis.

•

Employee contribution rates are either fixed by the rules of the plans or selected by members from time to time from a specified range of rates. A&R contributes the balance of the cost required to fund the defined benefits or, in the case of defined contribution plans, the amounts required by the rules of the plan.

•

The contributions made by Orica on behalf of A&R to defined contribution plans are in accordance with the requirements of the governing rules of such plans or are required to avoid a liability under law.

(a) Defined contribution plans

A&R contributes to several defined contribution plans on behalf of its employees. The amount recognized as an expense for the financial year ended September 30, 2006 was approximately $110 for the defined contribution plans in Australia and $17 for the defined contribution plans in New Zealand.

(b) Defined benefit plans

A&R participates in Australia and New Zealand defined benefit plans that provide benefits to employees upon retirement. Plan funding is carried out in accordance with the requirements of trust deeds and the advice of actuaries. During the year, A&R made employer contributions of $145 to defined benefit plans in Australia and $137 to defined benefit plans in New Zealand.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 7—Pension plans (continued)

The benefits expected to be paid from the Australian pension plan in each year 2007 – 2011 are $469, $486, $498, $489 and $486 respectively. The aggregate benefits expected to be paid in the five years from 2012 – 2016 are $2,277. The benefits expected to be paid from the New Zealand pension plan in each year 2007 – 2011 are $167, $58, $58, $93 and $93 respectively. The aggregate benefits expected to be paid in the five years from 2012 – 2016 are $440. The expected benefits are based on the same assumptions used to measure the benefit obligation at September 30, 2006 and include estimated employee service.

A&R expects to contribute $148 to the Australian pension plan and $146 to the New Zealand pension plan in 2007.

The aggregate disclosures for A&R’s defined benefit pension plan in Australia is presented as follows:

Year ended September 30, 2006
Change in benefit obligation:
Benefit obligation at beginning of year	$3,408
Company service cost	173
Interest cost	187
Plan participant contributions	54
Net actuarial (gain)/loss	124
Other (expenses paid directly from the fund)	(25)

Benefit obligation at end of year	$3,921

Funded Status:
Projected benefit obligation	$(3,921)
Plan assets at fair value	3,921

Accrued prepaid benefit cost	$—

Amounts recognized in the Consolidated Balance Sheet:
Net amount recognized	$—

Components of net periodic benefit costs:
Company service cost	$173
Interest cost	187
Expected return on assets	(233)
Recognition of net actuarial loss	14

Net periodic pension cost	$141

Additional information:
Projected benefit obligation	$3,921
Accumulated benefit obligation	2,935
Assumptions:
Weighted-average assumptions used to determine benefit obligations:
Discount rate	4.80%
Rate of compensation increase	4% plus promotional salary scale
Weighted-average assumptions used to determine net periodic benefit cost:
Discount rate	4.60%
Expected long-term return on plan assets	7.00%

The expected long term rate of return on assets is based on the target asset allocation of the assets backing the defined benefit section, and long term net of tax expected investment returns for each asset class.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 7—Pension plans (continued)

The aggregate disclosures for A&R’s defined benefit pension plan assets in Australia is presented as follows:

Plan assets allocation of assets:

The weighted-average asset allocation at September 30, 2006 are as follows:

Equity securities	59.00%
Debt securities	21.00%
Real Estate	10.00%
Other	10.00%

Total	100.00%

The investment policies and strategies for pension benefits use target allocations for individual asset categories. The target allocations for individual asset categories for the defined benefit plan in Australia are given in the table below:

Plan assets target allocation:

The weighted-average target asset allocation at September 30, 2006 are as follows:

Equity securities	50.00%
Debt securities	25.00%
Real Estate	15.00%
Other	10.00%

Total	100.00%

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 7—Pension plans (continued)

The aggregate disclosures for A&R’s defined benefit pension plan in New Zealand are presented as follows:

Year ended September 30, 2006
Change in benefit obligation:
Benefit obligation at beginning of year	$2,985
Company service cost	145
Interest cost	96
Plan participant contributions	10
Benefit Payments	(281)
Net actuarial (gain)/loss	(140)
Foreign currency translation adjustments	(110)

Benefit obligation at end of year	$2,705

Funded Status:
Projected benefit obligation	$(2,705)
Plan assets at fair value	2,705

Accrued prepaid benefit cost	$—

Amounts recognized in the Consolidated Balance Sheet:
Net amount recognized	$—

Components of net periodic benefit (income):
Company service cost	$145
Interest cost	96
Expected return on assets	(116)
Recognition of net actuarial (gain)	(564)
Contribution tax paid	67

Net periodic pension (income)	$(372)

Additional information:
Projected benefit obligation	$2,705
Accumulated benefit obligation	2,179
Assumptions:
Weighted-average assumptions used to determine benefit obligations:
Discount rate	5.00%
Rate of compensation increase	3.50% plus promotional salary scale
Weighted-average assumptions used to determine net periodic benefit (income) :
Discount rate	3.83%
Expected long-term return on plan assets	5.00%
Rate of compensation increase	3.50%

The expected long term rate of return on assets is based on the target asset allocation of the assets backing the defined benefit section, and long term net of tax expected investment returns for each asset class.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 7—Pension plans (continued)

The aggregate disclosures for A&R’s defined benefit pension plan assets in New Zealand are presented as follows:

Plan assets allocation of assets:

The weighted-average asset allocation at September 30, 2006 are as follows:

Equity securities	59.00%
Debt securities	21.00%
Real Estate	10.00%
Other	10.00%

Total	100.00%

The investment policies and strategies for pension benefits use target allocations for individual asset categories. The target allocations for individual asset categories for the defined benefit plan in New Zealand are given in the table below:

Plan assets target allocation:

The weighted-average asset allocation at September 30, 2006 are as follows:

Equity securities	50.00%
Debt securities	25.00%
Real Estate	15.00%
Other	10.00%

Total	100.00%

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 8—Income Taxes

During the period presented, the A&R businesses did not file separate tax returns, as these businesses were included in the tax grouping of other Orica entities within the respective entity’s tax jurisdiction. The income tax provision included in these Combined Financial Statements was calculated using a method consistent with a separate return basis, as if A&R was a separate taxpayer in each jurisdiction.

A&R’s income tax expense/(benefit) consists of the following components for the year ended September 30, 2006:

Current expense/(benefit)
Australia	$683
New Zealand	2,432

Total	3,115
Deferred expense/(benefit)
Australia	(292)
New Zealand	196

Total	(96)

Total income tax expense	$3,019

The domestic and foreign components of A&R’s income before income taxes for the year ended September 30, 2006 is as follows:

Australia	$1,005
Foreign	7,933

Total income before income taxes	$8,938

At September 30, 2006 an analysis of deferred tax assets and liabilities showing the tax effects of significant temporary differences is as follows:

Assets:

Intangible assets	$522
Property plant and equipment	629
Current provisions	259
Non current provisions	113
Inventory	36
Other creditors	82

Total gross deferred tax asset	1,641
Less valuation allowance	(522)

Deferred tax asset	1,119

Liabilities:

Other debtors	80

Total gross deferred tax liability	80

Net deferred tax asset	$1,039

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 8—Income Taxes (continued)

A reconciliation of income tax for the year computed at the statutory rate applicable in Australia of 30% for 2006 to A&R’s income tax expense is as follows:

Amount
Income taxes computed at Australian statutory rate:	$2,681

Effect of income tax rates in New Zealand	238
Increase in valuation allowance deferred tax asset	47
Non deductible share based payment expense	30
Other permanent differences	24

Income tax expense	$3,019

A&R is required to assess the realization of its deferred tax assets and the need for a valuation allowance. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, Management believes it is more likely than not that A&R will realize the benefits of the net deferred tax asset. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced. Management does not believe that it is more likely than not A&R will benefit from the deferred tax asset calculated for capital gains tax (CGT) assets that will generate a capital loss at the time of a CGT event and have recognized a valuation allowance accordingly.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 9—Derivative Financial Instruments

Strategy and objectives during the normal course of business

A&R is exposed to foreign currency risk and commodity price risk. These risks create volatility in earnings and owner’s net investment from period to period. In the past, Orica has made use of derivative instruments in various strategies to eliminate or limit a portion of A&R’s foreign currency risk. Orica does not hedge A&R’s commodity price risk. A&R is not always able to immediately pass through commodity price increases to its customers. As a result, in periods of rising commodity prices, A&R is exposed to short-term commodity price risk. Orica does not use derivative instruments for speculative purposes.

Foreign currency derivatives

A&R has forecasted transactions denominated in foreign currencies (principally New Zealand dollars). Orica seeks to economically hedge a portion of the foreign currency risk arising from foreign exchange receivables and foreign currency-denominated forecasted transactions. Foreign exchange contracts are used to fix or protect the exchange rate to be used for foreign currency-denominated transactions. Hedge accounting is not applied in the Combined Financial Statements of A&R. At September 30, 2006 the fair market value of Orica’s foreign exchange derivatives directly attributable to A&R’s foreign currency exposure was a liability of $147. At September 30, 2006, these were recorded within accounts payable in the Combined Balance Sheet. The changes in fair value of $262 were recorded in general and administration expenses in the Combined Statement of Operations.

Valuation of derivative instruments

The fair value of derivative instruments is sensitive to movements in the underlying market rates. Orica monitors the fair value of derivative instruments on a periodic basis. Foreign currency forwards are valued using forward rates observed from quoted prices in the relevant markets.

Note 10—Fair Value of Financial Instruments

The fair value of financial instruments is the estimated amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation sale. Fair values are determined from quoted market prices where available or based on other similar financial instruments.

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and other accruals are considered reasonable estimates of their fair values.

The following table includes the notional amounts and fair values of A&R’s derivative financial instruments at September 30, 2006. All financial instruments mature within one year.

	Notional Amount	Fair Value
Derivatives relating to:
Foreign currency contracts	$4,193	$(147)

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 11—Share-based compensation

Orica sponsors the following share options plans in which certain employees of A&R participate. As the share-based compensation plans are Orica plans, amounts have been recognized through Owner’s net investment.

The information presented in this section of the notes, including information in tables, is disclosed in whole numbers Australian dollars (excepted where stated otherwise).

(a) Orica Long Term Equity Incentive Plan

The Orica Long Term Equity Incentive Plan (LTEIP) is a long term incentive component of compensation for executives who are able to influence the generation of shareholder wealth and thus have a direct impact on Orica’s performance against the relevant performance hurdles.

The LTEIP is designed to encourage executives to focus on the key performance drivers which underpin sustainable growth in shareholder value. Under the LTEIP, eligible executives are provided with an interest free, non-recourse loan from Orica for the sole purpose of acquiring shares in Orica. Executives must apply net cash dividends to repayment of the loan balance, and executives may not deal with the shares while the loan remains outstanding. LTEIP is administered by the Plan Manager, Computershare Plan Managers Pty Limited.

In order to reward good performance, part of the loan may be “forgiven” (the Forgiveness Amount) upon the achievement of specified performance conditions. The performance condition in respect of the 2004 and 2005 LTEIP offers is linked to the growth in Orica’s total shareholder return (TSR) over a three year period. TSR is, broadly, the percentage increase in Orica’s share price over the three year loan period, plus the value of dividends paid being treated as reinvested. The Forgiveness Amount is calculated by reference to a percentage of the executives’ fixed annual compensation (depending on, for example, seniority of the executive). The balance of the loan becomes repayable following the testing of the performance conditions. If the executive fails to repay the loan within the prescribed period, Orica will sell the shares on the executive’s behalf and use the proceeds to repay the outstanding loan balance, and pay any surplus to the executive.

In general, where an executive ceases employment with Orica during the loan period, the executive must repay the loan within the prescribed period, and will not be entitled to any part of the Forgiveness Amount. Where an executive is terminated for cause, Orica will sell the shares, and the executive will not be entitled to any further interest in the shares.

The LTEIP facilitates immediate share ownership by the executives and links a significant proportion of their potential compensation to Orica’s ongoing share price and returns to shareholders over a three year period. The Orica Board believes the LTEIP will promote behaviour that will achieve superior performance over the long term. Should Orica’s share price decrease, so will the long term incentive component of their compensation. Executives will therefore only derive a benefit where shareholder wealth is created over the longer term. Accordingly, the “long term incentive value” (LTI Value) to the executives is calculated having regard to the Forgiveness Amount; the interest free component of the loan; and the capital growth in Orica’s share price over the three year loan period.

In order to ensure that the performance condition is not an “all or nothing” target, 90% of the forgiveness amount will be awarded for compound TSR growth which exceeds a compound rate of 15% per annum. The percentage of the forgiveness amount increases proportionately in line with the level of TSR growth achieved, with 100% of the forgiveness amount awarded for TSR growth of 20% per annum (compound), up to a maximum of 110% of the forgiveness amount awarded for TSR growth of 25% per annum (compound) or more. No amount will be forgiven for TSR growth below the 15% threshold.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 11—Share-based compensation (continued)

Shares issued under employee incentive share plans in conjunction with non-recourse loans are accounted for as options. As a result, they are measured at fair value at the date of grant using an option valuation model which generates possible future share prices based on similar assumptions that underpin the binomial option pricing model and reflects the value (as at grant date) of options granted. The amounts receivable from employees in relation to these loans and share capital issued under these schemes are not recognised and any shares purchased on-market are recognised as a share buy-back and deducted from shareholders equity.

Following is a summary of participation in Orica LTEIP by A&R employees at September 30, 2006. No changes in the number of shares held during the year occurred for the shares granted at 22 December 2004.

Grant date	Number of shares held	Number of participants	Total loan at grant date $’000	Maximum loan waiver opportunity over full loan period $’000	Loan repayments through dividends during year $’000	Value of Options at grant date (1) $,000
23 Dec 05	14,017	4	$290	$73	$3	$89
22 Dec 04	9,311	3	185	69	4	60

	23,328		$475	$142	$7	$149

(1)	The assumptions underlying the options valuations are:

Grant date	Price of Orica Shares at grant date	Expected volatility in share price	Dividends expected on shares	Risk free interest rate	Average value per option $
23 Dec 05	$20.67	22%	4.0%	5.24%	$6.49
22 Dec 04	20.16	30%	5.0%	4.99%	6.47

The option valuation prepared by independent specialists uses methodologies consistent with assumptions that apply under an adjusted form of the binomial option pricing model and reflects the value (as at grant date) of options held at September 30, 2006. The assumptions underlying the options valuations are: (a) the exercise price of the option, (b) the life of the option (3 year), (c) the current price of the underlying securities, (d) the expected volatility of the share price, (e) the dividends expected on the shares, and (f) the risk-free interest rate for the life of the option. The share based payments expense recognised in the Combined Statement of Operations for LTEIP in 2006 was $89.

(b) Orica Executive Share Option Plan

The Executive Share Option Plan (ESOP) was introduced as part of the new executive compensation arrangements introduced during 2002 and operated between 2002 and 2004. It was the Orica Board’s intention that the plan would be used only once to reflect the particular circumstances of Orica at the time to support the introduction of its new compensation policy. ESOP is administered by the Plan Manager, Computershare Plan Managers Pty Limited.

Eligible executives, as determined by the Orica Board, who agreed to participate in the new compensation arrangements were invited to apply for options in three tranches to acquire shares in Orica at a specified exercise price subject to the achievement of a performance hurdle based on Orica’s share price. Options that vest upon achievement of the performance hurdles may be exercised from one day after the release of the annual results to 31 October of the following year subject to Orica’s guidelines for dealing in securities.

The plan performance periods and hurdles reflect those put in place for the Executive Key Management Personnel under LTEIP. The second price hurdle was reached during 2005 and the third price hurdle was reached during 2006. Pursuant to the terms on which they were granted, the exercise price of outstanding ESOP options were adjusted in accordance with Australian Stock Exchange listing rule 6.22.2 to reflect the impact of the rights issue in December 2005.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 11—Share-based compensation (continued)

The table below discloses options over ordinary shares of Orica held by A&R employees under the ESOP at September 30, 2006:

Grant date	Options issued	Options held at 30 Sep	Number of participants at 30 Sep	Exercise price $	First Tranche Exercise date (1)	Price Hurdle $	Second Tranche Exercise date (1)	Price Hurdle $	Third Tranche Exercise date (1)	Price Hurdle $	Value of Options at grant date(2) $’000
24 Apr 02	76,566	25,522	3	$7.33	2004	$8.00	2005	$10.00	2006	$12.00	$142

(1)

Options may be exercised from one day after the release of the Orica annual results to 31 October of the following year during specific trading periods as outlined in the Corporate Governance practices disclosure.

(2)	The assumptions underlying the options valuations are:

Grant date	Price of Orica Shares at grant date	Expected volatility in share price	Dividends expected on shares	Risk free interest rate	Value per option $
24 Apr 02	$8.72	30%	5.4%	5.89%	$1.86

The option valuation prepared by independent specialists uses methodologies consistent with assumptions that apply under an adjusted form of the binomial option pricing model and reflects the value (as at grant date) of options held at September 30, 2006. The assumptions underlying the options valuations are: (a) the exercise price of the option, (b) the life of the option (4.5 years), (c) the current price of the underlying securities, (d) the expected volatility of the share price, (e) the dividends expected on the shares, and (f) the risk-free interest rate for the life of the option. The share based payments expense recognised in the Combined Statement of Operations for ESOP in 2006 was $10.

Note 12—Geographical data

A&R operates in two principal geographical areas of the world, Australia and New Zealand. A&R operates in only one business segment.

The following shows the distribution of A&R’s combined net sales to external customers by geographical market based upon the location in which the sale originated for the year ended September 30, 2006:

	Australia	New Zealand	Combined
Net Sales	$49,984	$63,995	$113,979

Results
Income before tax	1,005	7,933	8,938

Income tax expense	391	2,628	3,019
Net income	614	5,305	5,919

The following shows the carrying amount of long-lived assets, comprised of property, plant, and equipment, net and intangible assets by the geographical area where the assets are located as at September 30, 2006:

	Australia	New Zealand	Combined
Geographical segment assets	$26,434	$27,148	$53,582
Geographical segment liabilities	5,683	13,490	19,173
Net property, plant & equipment	13,732	12,975	26,707

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 13—Owner’s net investment supplemental information

As discussed in note 1, the centralized cash management system utilized by Orica results in all cash receipts and cash payments being processed, managed and received/paid by Orica on A&R’s behalf. Such amounts are then reflected net as a component of Owner’s net investment and applied by A&R to the corresponding receivable or payable accounts. Accordingly, as there are no physical flows of cash between A&R and Orica or any of its affiliates, a cash flow statement has not been prepared as part of these combined financial statements. Supplemental information on changes in owner’s net investment is included in the table below.

Changes in Owner’s net investment provided by operating activities:
Net income	$5,919
Adjustments to reconcile net income to net increase in owner’s net investment provided by operating activities:
Depreciation and amortization expense	2,529
Other non-cash adjustments	99
Movement in deferred income taxes	(96)
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(2,211)
(Increase) in accounts receivable from related parties	(30)
(Increase) in inventories	(2,618)
Increase in other debtors	170
Increase in accounts payable	2,588
Increase in accounts payable to related parties	246
Decrease in provisions	(591)
Increase in other creditors	21

Net increase in Owner’s net investment provided by operating activities	6,026

Non-cash transactions relating to investing activities:
Purchase of property, plant and equipment	(4,582)

Change in Owners net investment from operating and investing activities	$1,444

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 14—Commitments and Contingencies

Commitments

Operating Lease Commitments

A&R leases certain land, buildings, vehicles, and office equipment. Rent expense was $134 for the fiscal year ended September 30, 2006 and is reported in general and administration expenses in the Combined Statement of Operations.

Future minimum lease payments under all non-cancellable operating leases as of September 30, 2006 were as follows:

Years Ending September 30	Operating Leases
2007	$15
2008	15
2009	15
2010	7

Total	$52

A&R does not have any finance leases as at September, 30 2006.

Warranties

A&R does not make express warranties on its products other than that such products comply with A&R’s specifications. Based on historical experience, product quality claims are not material, and are charged against costs of goods sold when incurred.

Contingent Liabilities

Customer claims and other litigation

A&R is subject to various product liabilities, commercial and employment litigation, and other legal matters that are considered to be in the ordinary course of business. For all legal matters outstanding, most of which are related to product liability, management of A&R believes that the resolution of these matters will not materially affect A&R’s financial position, results of operations, or cash flows. There are no matters pending that have not been provided for in the Combined Financial Statements.

Environmental

A&R has emitted pollutants in excess of volumes allowed by its licenses or without an appropriate license in the past. Management is currently working with the relevant authorities to remediate this situation. Currently no fines have been imposed on the business, nor is there an indication this will happen in the future. Management does not expect the A&R business to incur any remediation expense in relation to these matters. The range of loss in respect of these matters, if asserted and successful, is not expected to exceed $100.

Other contingencies

A&R businesses do not file separate tax returns since these businesses were included in the tax grouping of other Orica entities within their respective entity’s tax jurisdiction. Certain tax authorities have the right to hold an individual entity within the tax grouping liable for any and all liabilities outstanding of the group. Management of A&R believes it is remote that A&R will be held responsible for tax liabilities incurred by other Orica entities.

Orica Adhesives and Resins Business

(a division of Orica Limited)

Notes to the Combined Financial Statements—(Continued)

(amounts in thousands of Australian dollars unless otherwise stated)

Year Ended September 30, 2006

Note 15—Subsequent Events

Proposed acquisition of A&R

In August 2006 Orica Limited (seller) and Hexion Specialty Chemicals (buyer) entered into an agreement to sell the Orica Adhesives and Resins business, subject to approval by the Australian Competition and Consumer Commission (ACCC).

In December 2006 the ACCC approved the acquisition of Orica Adhesives and Resins Business by Hexion Specialty Chemicals Pty Limited.

The Combined Financial Statements of A&R do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.